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                                                                   EXHIBIT 23.01

                             [LETTERHEAD OF KPMG]


The Board of Directors
Culligan Water Technologies, Inc.


14 May 1998


We consent to the inclusion of our report dated 12 June 1997, except for note 27 which is as of 2 December 1997, in the Form 8-K/A filing of Culligan Water Technologies, Inc. dated on or about 14 May 1998.


/s/ KPMG Audit Plc
----------------------
KPMG Audit Plc
Chartered Accountants Registered Auditor
London